TABLE OF CONTENTS






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PART I.  FINANCIAL INFORMATION

         ITEM 1. FINANCIAL STATEMENTS
         Consolidated Statements of Operations (Unaudited) -
           For the Three Months Ended June 30, 1994 and
           March 31, 1994 and the Three and Six Months Ended
           June 30, 1993.......................................3

         Consolidated Statements of Retained Earnings
        (Unaudited) - For the Three Months Ended
           June 30, 1994 and March 31, 1994 and the
           Three and Six Months Ended June 30, 1993............4

         Consolidated Balance Sheets - June 30, 1994
           (Unaudited), March 31, 1994 and
           December 31, 1993...................................5

         Consolidated Statements of Cash Flows (Unaudited) -
           For the Three Months Ended June 30, 1994 and
           March 31, 1994 and the Six Months Ended
           June 30, 1993.......................................6

         Notes to Unaudited Consolidated Financial
         Statements..........................................7

         ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.... 31

PART II.  OTHER INFORMATION.................................. 37

SIGNATURES................................................... 41